Exhibit 2.2

EXECUTION VERSION

AMENDMENT NO. 1 TO

MASTER TRANSACTION AGREEMENT

This AMENDMENT NO. 1 TO MASTER TRANSACTION AGREEMENT (hereinafter referred to as this “Amendment”), dated as of July 17, 2017, is made by and among Vornado Realty Trust, a Maryland real estate investment trust (“Vornado”), Vornado Realty L.P., a Delaware limited partnership (“Vornado OP”, and together with Vornado, the “Vornado Parties”), JBG Properties, Inc., a Maryland corporation (“JBG Properties”), JBG/Operating Partners, L.P., a Delaware limited partnership (“JBG Operating Partners” and together with JBG Properties, the “JBG Management Entities”) and the JBG Properties affiliates listed on Schedule A of the Agreement (as defined below) (the “JBG Funds” and together with the JBG Management Entities, the “JBG Parties”), JBG SMITH Properties (f/k/a Vornado DC Spinco), a Maryland real estate investment trust (“Newco”) and JBG SMITH Properties LP (f/k/a Vornado DC Spinco OP LP), a Delaware limited partnership (“Newco OP”, and together with the Vornado Parties, the JBG Parties and Newco, collectively, the “Parties”).  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement (as defined below).

RECITALS

WHEREAS, the Parties entered into that certain Master Transaction Agreement, dated as of October 31, 2016 (as amended hereby, the “Agreement”);

WHEREAS, pursuant to Section 9.1 of the Agreement, the Parties may amend the Agreement by an instrument in writing signed by each of the Parties to the Agreement; and

WHEREAS, the Parties desire to enter into this Amendment to modify certain terms and provisions of the Agreement as provided below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

AMENDMENTS

1.             Adjustments to Valuations.

a)            Section 1.5(b)(i) of the Agreement is hereby amended by adding “any prepayment of the principal amount of any Indebtedness described on Section 9.6(d) of the Vornado Disclosure Letter” between “but excluding, however,” and “any Interest Payments, exit fees”.

b)            The following new subsection (viii) shall be added immediately after Section 1.5(b)(vii) of the Agreement:

(viii)        Notwithstanding the foregoing, with respect to the Included Properties listed on Section 1.5(b)(viii) of the JBG Disclosure Letter, any adjustments to the Asset Values of such Included Properties made pursuant to this Section 1.5(b) shall be subject to the terms set forth on Section 1.5(b)(viii) of the JBG Disclosure Letter.

c)             Section 1.5(d) of the Agreement is hereby amended by adding “repayment, prepayment or paydown” between “debt amortization,” and “Acquisition and Development Costs that such Group anticipates to be paid”.

d)            Section 1.5(d) of the Agreement is hereby amended by adding “for any Distribution paid by a Vornado REIT or” between “Equity Interests of any of its Included Entities, except” and “as may be expressly contemplated by the Pre-Combination Transactions, the Restructuring Transactions or the Combination Transactions”.

2.             OP Unit Issuance Agreements.  The second sentence of Section 1.7(c) of the Agreement is hereby deleted and replaced with the following:

With respect to the transactions described in Section 1.2(f), the individuals listed in Section 1.7(c)(i) of the JBG Disclosure Letter must execute an agreement with Newco OP in the form set forth in Section 1.7(c)(iv) of the JBG Disclosure Letter, the individuals listed in Section 1.7(c)(ii) of the JBG Disclosure Letter must execute an agreement with Newco OP in the form set forth in Section 1.7(c)(v) of the JBG Disclosure Letter and the individuals listed in Section 1.7(c)(iii) of the JBG Disclosure Letter must execute an agreement with Newco OP in the form set forth in Section 1.7(c)(vi) of the JBG Disclosure Letter, in each case prior to or at the Closing in order to receive Issued OP Units pursuant to this Section 1.7(c).

3.             Closing.  The first sentence of Section 2.1 of the Agreement is hereby deleted and replaced with the following:

The closing of the Combination Transactions (the “Closing”) shall take place at 12:01 a.m. Eastern time on the fifteenth (15th) day of the calendar month immediately following the month in which the Revaluation Time occurs, provided, that if either the fourteenth (14th) day of such calendar month or the fifteenth (15th) day of such calendar month is not a Business Day, the Vornado Distribution (as defined in Section 1.1 of the Vornado Disclosure Letter) shall occur at 11:59 p.m. (Eastern time) on the first Business Day following the fifteenth (15th) day of such calendar month (and each of the other Pre-Combination Transactions shall occur at or before such time) and the Closing Date shall occur on the second Business Day following the fifteenth (15th) day of such calendar month.

4.             Certain Pre-Closing Actions.  The second sentence of Section 5.8(a) of the Agreement is hereby deleted and replaced with the following:

The JBG Parties shall cause the actions set forth on Section 5.8(a) of the JBG Disclosure Letter that are contemplated to be taken prior to the Closing (collectively, the “Restructuring Transactions”) to be implemented as set forth therein immediately following the occurrence of the Pre-Combination Transactions, but prior to the Closing (other than obtaining certain consents, forming certain entities, contributing certain JBG

Included Interests to the applicable Transferred LLC and certain related transactions, which may occur prior to the Pre-Combination Transactions).

5.             Certain Compensation.  Section 6.4(e) of the Agreement is hereby amended by adding the following sentence to the end of such section:

Newco or Newco OP shall be responsible for the amounts set forth on Section 6.4(e) of the JBG Disclosure Letter.

6.             Transition Services Agreement.  Section 6.6(a) of the Agreement is hereby amended by replacing “March 15, 2017” with “the Closing Date.”

7.             Cleaning Services Agreements.  Section 6.6(c) of the Agreement is hereby amended by replacing “March 15, 2017” with “the Closing Date.”

8.             Expenses.  Section 9.4 of the Agreement is hereby deleted and replaced with the following:

Except as may be otherwise expressly contemplated herein, all Expenses incurred in connection with this Agreement and the Transactions (including Financial Advisor Expenses) shall be paid by the Party incurring such Expenses in the event the Closing does not occur unless the Closing does not occur by reason of the other Party’s Willful Breach, breach of representation or warranty or breach or default of covenant which results in a condition in Section 7.1, Section 7.2 or Section 7.3 not to be satisfied (it being agreed, for clarity, that a failure of the condition in Section 7.2(g) to be satisfied on account of the death, disability or incapacity of one or more of the individuals listed on Section 7.2(g) of the Vornado Disclosure Letter shall not be deemed a breach or default of covenant by the JBG Parties for purposes of this sentence). In the event that the Closing occurs, Newco and Newco OP shall pay all bona fide third party Expenses (which, for the avoidance of doubt, shall not include any expenses incurred by the JBG Parties or their Affiliates solely in connection with the proposed initial public offering of the JBG Parties or the proposed transaction between the JBG Parties and New York REIT, Inc.), JBG Severance Costs or Vornado Severance Costs incurred by the Parties in connection with this Agreement, the Restructuring Transactions and the other Transactions (and shall reimburse the JBG Parties and the Vornado Parties for any such Expenses previously paid by them), other than Consent Expenses, Financial Advisor Expenses and the expenses set forth in Section 6.1(f) of the JBG Disclosure Letter and the Vornado Disclosure Letter below the cap described therein; provided, that if the JBG Management Entities incur Indebtedness in amounts permitted by Section 5.5(b)(xiv), then the JBG Parties agree to apply any reimbursement for Expenses from Newco and Newco OP to the repayment of such Indebtedness until the same is fully repaid; provided, further, that if the amount of any such bona fide third party Expense, JBG Severance Cost or Vornado Severance Cost cannot be conclusively determined as of the Closing Date, the parties shall estimate the same in good faith and Newco and Newco OP shall bear responsibility for such estimated amount at Closing.  From time to time after Closing, as the amount of each such bona fide third party Expense, JBG Severance Cost or Vornado Severance Cost is conclusively determined (whether or not the amount of the same was estimated at Closing), the parties shall take such action as is necessary to correct any resulting overpayment or underpayment in accordance with the provisions of this Section 9.4.  Without limitation of the foregoing, Vornado Severance Costs with respect to Vornado’s 2015 Outperformance Plan and 2016 Outperformance Plan will not be estimated at Closing and will be conclusively determined and paid at the end of the applicable performance periods, in accordance with the determination of earned awards pursuant to the applicable plans and awards.  On or before the Closing, the JBG Parties and the Vornado Parties shall pay their respective Consent Expenses, Financial Advisor Expenses and the expenses set forth in Section 6.1(f) of the JBG Disclosure Letter and the Vornado Disclosure Letter below the cap described therein. Notwithstanding anything in this Agreement to the contrary but without limiting the obligations of the Parties following the Closing with respect to Expenses, JBG Severance Costs and Vornado Severance Costs which are not conclusively determined at Closing, (i) in lieu of receiving any reimbursement owed to the Vornado Parties pursuant to this Section 9.4, the amount of the Vornado Parties’ cash contribution to Newco pursuant to Section 2.2(o) shall be reduced by the Parties’ good faith estimate as of the Closing of the amount of such reimbursement owed to the Vornado Parties, (ii) in lieu of Newco and Newco OP paying any Expenses incurred by the Vornado Parties and not previously paid by the Vornado Parties under this Section 9.4, the amount of the Vornado Parties’ cash contribution to Newco pursuant to Section 2.2(o) shall be reduced by the Parties’ good faith estimate as of the Closing of the amount of such Expenses, (iii) at the JBG Parties’ option, in lieu of receiving all or a portion of any reimbursement owed to the JBG Parties pursuant to this Section 9.4, the amount of the JBG Parties’ cash contribution to Newco pursuant to Section 2.3(k) shall be reduced by a like amount and (iv)  at the JBG Parties’ option, in lieu of Newco and Newco OP paying all or a portion of the Expenses incurred by the JBG Parties and not previously paid by the JBG Parties under this Section 9.4, the amount of the JBG Parties’ cash contribution to Newco pursuant to Section 2.3(k) shall be reduced by a like amount.  The Parties agree to treat any payments made after the Closing pursuant to this Section 9.4 as adjustments to the cash contributed by the Parties at the Closing for tax purposes.

9.             Certain Definitions.

a)            The defined term “Cash Contributed at Closing by JBG” set forth in Section 9.6 of the Agreement is hereby amended by replacing “$200,000,000” with “$275,000,000.”

b)            The defined term “Cash Contributed at Closing by Vornado” set forth in Section 9.6 of the Agreement is hereby amended by replacing “$200,000,000” with “$275,000,000.”

c)             The defined term “Consent Expenses” set forth in Section 9.6 of the Agreement is hereby deleted and replaced with the following:

“Consent Expenses” means (i) any assumption, consent or transfer fees owed or otherwise charged by the applicable counterparty (or its servicer or representative) in connection with obtaining any Required Consents, (ii) all refinancing costs and expenses

(including, without limitation, brokerage fees, origination fees, title insurance premiums and other costs incurred or reimbursed to a lender) relating to any refinanced Indebtedness in respect of any Included Properties as a result of a Debt Refinancing, a Failed Loan Assumption or otherwise, (iii) all prepayment premiums and penalties and “make-wholes” that result from the refinancing of any Indebtedness in respect of any Included Property as a result of a Debt Refinancing, a Failed Loan Assumption or otherwise, (iv) all costs to provide replacement collateral required to defease any Indebtedness in respect of any Included Property as a result of a Debt Refinancing, a Failed Loan Assumption or otherwise, (v) all processing fees charged by a lender or a servicer in order to submit application packages relating to the assumption of any Indebtedness in respect of any Included Property, (vi) all applicable mortgage taxes, intangible taxes, documentary stamp taxes and recordation charges relating to any assumption of any Indebtedness in respect of any Included Property or a refinancing thereof, (vii) any third party, out-of-pocket costs and expenses, including attorneys’ fees and expenses charged by a lender in connection with the assumption of any Indebtedness relating to any Included Property or the refinancing thereof, and (viii) any third party, out-of-pocket costs and expenses, including attorneys’ fees and expenses charged by a lender, landlord or Joint Venture Partner in connection with the consideration of, and/or the documentation of, any Required Debt Consent, Required Ground Lease Consent or Required JV Consent, as applicable, excluding, with respect to (i) — (viii) above, Reimbursable Consent Expenses. Notwithstanding the foregoing, the costs and expenses set forth on Section 9.6(d) of the Vornado Disclosure Letter shall not be deemed “Consent Expenses” and shall be deemed “Expenses” incurred by the Vornado Parties for purposes of Section 9.4 of the Agreement.

d)            The defined term “Expenses” set forth in Section 9.6 of the Agreement is hereby amended by inserting “Reimbursable Consent Expenses, JBG Severance Costs, Vornado Severance Costs, the costs and expenses set forth on Section 9.6(d) of the Vornado Disclosure Letter, the amount set forth on Section 9.6(e) of the JBG Disclosure Letter” between “(except to the extent constituting Consent Expenses),” and “mortgage recording fees.”

e)             The defined term “JBG Severance Costs” is hereby added to Section 9.6 of the Agreement as follows:

“JBG Severance Costs” means all severance-related costs (including, without limitation, severance or termination pay and post-termination benefits, including any post-termination health care continuation, and in each case the employer portion of any associated employment taxes withholding or similar costs) incurred by the JBG Parties or their Affiliates in connection with any employees whose employment with the JBG Parties or their Affiliates was terminated prior to, at or after the Closing in connection with the transactions contemplated by this Agreement, provided, that as of the date hereof, such employees had been identified by the Parties as likely to be terminated in connection with the transactions contemplated by this Agreement.  Notwithstanding the foregoing, JBG Severance Costs will not include payments or distributions on account of any promoted interest or similar interest in any investment vehicle or investment management vehicle or the vesting of any such interest.

f)             The defined term “Financial Advisor Expenses” is hereby amended by adding the following sentence to the end of such definition:

Notwithstanding the foregoing, the amount set forth on Section 9.6(e) of the JBG Disclosure Letter shall not be deemed “Financial Advisor Expenses” and shall be deemed “Expenses” incurred by the Parties (payable directly by Newco or Newco OP, and not reimbursable to any Party) for purposes of Section 9.4 of the Agreement.

g)             The defined term “Reimbursable Consent Expenses” is hereby added to Section 9.6 of the Agreement as follows:

“Reimbursable Consent Expenses” means all reasonable out-of-pocket attorneys’ fees and expenses incurred by counsel to a Party (but not, for clarity, counsel to a lender or other third party) in connection with or related to (i) the assumption of any Indebtedness in respect of any Included Property, (ii) any Debt Refinancing, (iii) any Failed Loan Assumption or (iv) obtaining or pursuing any Required Consents.

h)            The defined term “Vornado Severance Costs” is hereby added to Section 9.6 of the Agreement as follows:

“Vornado Severance Costs” means all severance-related costs (including, without limitation, the value of any unvested Vornado equity awards that vest in connection with a termination of employment (based on the closing price of a share of Vornado common stock on the date of vesting), severance or termination pay and post-termination benefits, including any post-termination health care continuation, and in each case the employer portion of any associated employment taxes withholding or similar costs) incurred by the Vornado Parties or their Affiliates in connection with any employees whose employment with the Vornado Parties or their Affiliates was terminated prior to, at or after the Closing in connection with the transactions contemplated by this Agreement, provided, that as of the date hereof, such employees had been identified by the Parties as likely to be terminated in connection with the transactions contemplated by this Agreement.

10.          Effect.  From and after the date of this Amendment, each reference in the Agreement to “this Agreement” shall mean the Agreement, as amended pursuant to this Amendment.  In the event of any inconsistencies between this Amendment and the Agreement, the terms of this Amendment shall govern.

11.          Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile, portable document format (.pdf) or other electronic means shall be effective as delivery of a mutually executed counterpart to this Amendment.

12.          Entire Agreement.  Except as specifically amended by this Amendment, the Agreement remains in full force and effect and is hereby ratified and confirmed by the Parties.  The Agreement (including all exhibits and schedules thereto), as amended by this Amendment, constitutes the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof.

13.          Governing Law. This Amendment, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Amendment or the negotiation, execution or performance of this Amendment, shall be governed by, and construed in accordance with, the Laws of the State of New York without giving effect to conflicts of laws principles (whether of the State of New York or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of New York).

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

VORNADO:

VORNADO REALTY TRUST

By:	/s/ Alan J. Rice
Name:	Alan J. Rice
Title:	Senior Vice President

VORNADO OP:

VORNADO REALTY L.P.

By:	Vornado Realty Trust, its General Partner

	By:	/s/ Alan J. Rice
	Name:	Alan J. Rice
	Title:	Senior Vice President

[Signature page to Amendment No. 1 to Master Transaction Agreement]

NEWCO:

JBG SMITH PROPERTIES, a Maryland real estate investment trust

By:	/s/ Stephen Theriot
Name:	Stephen Theriot
Title:	Chief Financial Officer and Treasurer

NEWCO OP:

JBG SMITH PROPERTIES LP, a Delaware limited partnership

By:	Vornado DC Spinco GP LLC, a Delaware limited liability company, its general partner

By:	Vornado Realty L.P., a Delaware limited partnership, its manager

By:	Vornado Realty Trust, a Maryland real estate investment trust, its general partner

	By:	/s/ Alan J. Rice
	Name:	Alan J. Rice
	Title:	Senior Vice President

[Signature page to Amendment No. 1 to Master Transaction Agreement]

JBG PARTIES:

JBG PROPERTIES, INC.

By:	/s/ Michael J. Glosserman
Name:	Michael J. Glosserman
Title:	President

JBG/OPERATING PARTNERS, L.P.

By:	JBG Properties, Inc., its General Partner

	By:	/s/ Michael J. Glosserman
	Name:	Michael J. Glosserman
	Title:	President

JBG INVESTMENT FUND VI, L.L.C.

By:	JBG/Fund VI Manager, L.L.C.,
its Managing Member

	By:	/s/ Michael J. Glosserman
	Name:	Michael J. Glosserman
	Title:	Managing Member

JBG INVESTMENT FUND VII, L.L.C.

By:	JBG/Fund VII Manager, L.L.C.,
its Managing Member

	By:	/s/ Michael J. Glosserman
	Name:	Michael J. Glosserman
	Title:	Managing Member

[Signature page to Amendment No. 1 to Master Transaction Agreement]

JBG INVESTMENT FUND VIII, L.L.C.

By:	JBG/Fund VIII Manager, L.L.C.,
its Managing Member

	By:	/s/ Michael J. Glosserman
	Name:	Michael J. Glosserman
	Title:	Managing Member

JBG INVESTMENT FUND IX, L.L.C.

By:	JBG/Fund IX Manager, L.L.C.,
its Managing Member

	By:	/s/ Michael J. Glosserman
	Name:	Michael J. Glosserman
	Title:	Managing Member

JBG/URBAN DIRECT MEMBER, L.L.C.

By:	JBG/Company Manager IV, L.L.C.,
its Managing Member

	By:	/s/ Michael J. Glosserman
	Name:	Michael J. Glosserman
	Title:	Managing Member

[Signature page to Amendment No. 1 to Master Transaction Agreement]